ARTICLE IX
                                   OFFICERS

     Section 1. Number and Qualifications. The officers of the Corporation shall include Chairman of the Board, Vice Chairman of the Board,
President, Chief Executive Officer, Chief Operating Officer, Chief
Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer,
and one or more Assistant Secretaries and Assistant Treasurers.   The
Chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after the annual meeting of the stockholders. The remaining officers of the Corporation shall be chosen by the Executive Committee from time to time and at its first meeting after the annual meeting of the stockholders.

     Section 2. The offices of President, Vice-President, Secretary and Treasurer need not be a members of the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all the issued and outstanding stock of the Corporation is owned by one person, such person may hold all or any combination of offices.

     Section 3. The Executive Committee may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Executive Committee.

     Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. Term. The officers of the Corporation shall hold office until their successors are chosen and qualify. The Chairman of the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any officer elected or appointed by the Executive Committee may be removed at any time by the affirmative vote
of a majority of the Executive Committee.   Any vacancy in the office of
Chairman of the Board of Directors shall be filled by the Board of Directors. Any vacancy occurring in any other office of the Corporation shall be filled by the Executive Committee.

     Section 6. The Chairman of the Board. The Chairman of the Board of Directors, when present, shall preside at all meeting of stockholders and Directors. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 7. The Chairman of the Executive Committee. The Chairman of the Executive Committee, when present, shall preside at all meetings of stockholders and Directors. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 8. The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 9. The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 10. The Chief Operating Officer. The Chief Operating Officer shall be responsible to the Board of Directors for the formulation and presentation to the Board of the financial and business policies of the corporation and programs for the implementation thereof by the appropriate executives of the Corporation. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 11. The Chief Operating Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 12. The Vice-Chairman of the Board of Directors. The Vice-Chairman of the Board of Directors, in the absence of the Chairman, shall preside at all meetings of stockholders and Directors. He shall perform such other duties as are provided herein and as may be assigned to him from time to time by the Board of Directors or the Executive Committee.

     Section 13. The President. The President shall handle general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 14. The President may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 15.    The Chief Financial Officer.   The Chief Financial Officer
shall handle the general and active management of the financial affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 16. The Chief Financial Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 17. The Chief Marketing Officer. The Chief Marketing Officer shall handle the general and active management of the marketing, sales and strategic plans of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 18. The Chief Technology Officer. The Chief Technology Officer shall handle the general and active management of the research, development and engineering affairs of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 19.    The Vice-President.   The Vice-President or, if there shall
be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President and the Chief Operating Officer, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 20. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have the custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 21. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 22. The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     Section 23. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 24. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 25. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.